THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

No. PW 2                                                     5,000,000 Warrants




                        WARRANT CERTIFICATE FOR PURCHASE
                                 OF COMMON STOCK

                          DYNAMICWEB ENTERPRISES, INC.

                  This certifies that FOR VALUE RECEIVED eB2B Commerce, Inc. or its registered assigns (the "Holder" or "eCom") is the owner of the number of Warrants ("Warrants") specified above. Each Warrant initially entitles eCom to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.0001 par value ("Common Stock") of DynamicWeb Enterprises, Inc., a New Jersey corporation (the "Company") at any time commencing on the Initial Exercise Date and prior to the Expiration Date (both as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof, duly executed at the corporate office of the Company, or its successor, accompanied by payment of an amount equal to $2.00 for each Warrant (the "Exercise Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to DynamicWeb Enterprises, Inc. The Company may, at its election, reduce the Exercise Price.

                  This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated November 19, 1999 by and among the Company and eCom.

                  In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

                  Each Warrant represented hereby is exercisable at the option of the Holder, but no fractional shares of Common Stock will be issued. eCom is entitled to exercise the Warrants, in whole or in part, provided however, that in the event eCom exercises part of the Warrants, eCom must exercise the Warrants in increments of 2,500,000 Warrants, at any time on or after the Initial Exercise Date, but not after the Warrant Expiration Date. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Company shall countersign, for the balance of such Warrants.

                  The term "Initial Exercise Date" shall mean the date hereof.

                  The term "Expiration Date" shall on the 120th day from the Initial Warrant Exercise Date, provided however that in the event eCom terminates the Letter Agreement, then all the

Warrants will be forfeited by eCom as of the date of such event. Upon notice to Holder, the Company shall have the right to extnd the Warrant Expiration Date.

                  This Warrant Certificate is exchangeable, upon the surrender hereof by the Holder at the corporate office of the Company, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Holder at the time of such surrender. Upon due presentment with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

                  Prior to the exercise of any Warrant represented hereby, the Holder shall not be entitled to any of the rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

                  Prior to due presentment for registration of transfer hereof, the Company may deem and treat the Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


                                            DYNAMICWEB ENTERPRISES, INC.


                                            By: /s/ Steven L. Vanechanos, Jr.
                                                -------------------------------
                                                Steven L. Vanechanos, Jr.
                                                Chief Executive Officer



Dated: November 19, 1999

                                SUBSCRIPTION FORM

                          To Be Executed by the Holder

                          in Order to Exercise Warrants

                  The undersigned Holder hereby irrevocably elects to exercise_______ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of


           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


                              --------------------

                              --------------------

                              --------------------

                              --------------------


                     [please print or type name and address]

and be delivered to

                              --------------------

                              --------------------

                              --------------------

                              --------------------
                    [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Holder at the address stated below.
Dated:
      ------------------
X
 -----------------------

      ------------------

      ------------------
                                                     Address


                                                     ----------------------
Taxpayer Identification Number


--------------------------
Signature Guaranteed


                                   ASSIGNMENT

                          To Be Executed by the Holder
                           in Order to Assign Warrants

 FOR VALUE RECEIVED, ________________ hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                              --------------------

                              --------------------

                              --------------------

                              --------------------
                    [please print or type name and address]

_________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
____________________________________ _______________________________ Attorney to
transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
      -------------------
X
 ------------------------
Signature Guaranteed

-------------------------

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.